                                IMAX CORPORATION

                                  EXHIBIT 4.11

                          FIFTH SUPPLEMENTAL INDENTURE

     Fifth Supplemental Indenture (this "Fifth Supplemental Indenture"), dated as of June 19, 2006 among IMAX Corporation, a corporation incorporated under the federal laws of Canada (the "Company"), the Guarantors named in the Indenture referred to below (the "Existing Guarantors"), the First Supplemental Guarantors named in the Supplemental Indenture referred to below, the Second Supplemental Guarantor named in the Second Supplemental Indenture referred to below, the Fourth Supplemental Guarantors named in the Fourth Supplemental Indenture referred to below, Acorn Rain Productions Ltd. (the "Guaranteeing Subsidiary") and U.S. Bank National Association, as trustee under the Indenture referred to below (the "Trustee").

                                   WITNESSETH

     WHEREAS, the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of December 4, 2003, as amended by the First Supplemental Indenture dated as of April 1, 2004 among the Company, the Existing Guarantors, 3D Sea II Ltd. and Taurus-Littrow Productions Inc. (the "First Supplemental Guarantors") and the Trustee (the "First Supplemental Indenture"), as further amended by the Second Supplemental Indenture dated as of July 14, 2004 among the Company, the Existing Guarantors, the First Supplemental Guarantors and Big Engine Films Inc. (the "Second Supplemental Guarantor") and the Trustee (the "Second Supplemental Indenture"), as further amended by the Third Supplemental Indenture dated as of February 2, 2005 among the Company, the Existing Guarantors, the First Supplemental Guarantors, the Second Supplemental Guarantor and Automation Productions Ltd. (the "Third Supplemental Guarantor") and the Trustee (the "Third Supplemental Indenture"), and as further amended by the Fourth Supplemental Indenture dated as of April 10, 2006 among the Company, the Existing Guarantors, the First Supplemental Guarantors, the Second Supplemental Guarantor, Conversion Films Ltd., Feathered Films Ltd. and Great Ant Productions Ltd. (the "Fourth Supplemental Guarantors") and the Trustee (the "Fourth Supplemental Indenture") providing for the issuance of 9 5/8% Senior Notes due 2010 (the "Securities");

     WHEREAS, IMAX Sanddle Animation, one of the Existing Guarantors, was dissolved on February 8, 2005, and the Third Supplemental Guarantor was dissolved on December 31, 2005 and each are therefore no longer Guarantors.

     WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which any newly-acquired or created Guarantor shall unconditionally guarantee all of the Company's obligations under the Securities and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

     WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Fifth Supplemental Indenture.

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     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. Agreement to Guarantee. The Guaranteeing Subsidiary irrevocably and unconditionally guarantees the Guarantee Obligations, which include (i) the due and punctual payment of the principal of, premium, if any, and interest and Special Interest, if any, on the Securities, whether at maturity, by acceleration, redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Securities, and payment of expenses, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article XIII of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Securities or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise.

     The obligations of the Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article XIII of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee.

     No past, present or future director, officer, partner, manager, employee, incorporator or stockholder (direct or indirect) of the Guaranteeing Subsidiary (or any such successor entity), as such, shall have any liability for any obligations of such Guaranteeing Subsidiary under this Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, except in their capacity as an obligor or Guarantor of the Securities in accordance with the Indenture.

     This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guaranteeing Subsidiary and its successors and assigns until full and final payment of all of the Company's obligations under the Securities and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

     The obligations of the Guaranteeing Subsidiary under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

     THE TERMS OF ARTICLE XIII OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.


                                        2

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     3. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN
AND BE USED TO CONSTRUE THIS FIFTH SUPPLEMENTAL INDENTURE.

     4. Counterparts. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.


                                        3

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     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

                                        IMAX Corporation


                                        By "G. Mary Ruby"
                                           -------------------------------------
                                        Name: G. Mary Ruby
                                        Title: Sr. Vice President, Legal
                                               Affairs, Deputy General Counsel
                                               and Corporate Secretary


                                        By "Edward MacNeil"
                                           -------------------------------------
                                        Name: Edward MacNeil
                                        Title: Vice President Finance, Tax and
                                               Special Projects


                                        EXISTING GUARANTORS:

                                        David Keighley Productions 70MM Inc.
                                        IMAX II U.S.A. Inc.
                                        IMAX Chicago Theatre LLC
                                           By its Managing Member
                                           IMAX Theatre Holding
                                           (California I) Co.
                                        IMAX Minnesota Holding Co.
                                        IMAX Rhode Island Limited Partnership
                                           By its General Partner
                                           IMAX Providence General Partner Co.
                                        IMAX Scribe Inc.
                                        IMAX Space Ltd.
                                        IMAX Theatre Holding Co.
                                        IMAX Theatre Holdings (OEI) Inc.
                                        IMAX Theatre Management Company
                                        IMAX Theatre Services Ltd.
                                        IMAX U.S.A. Inc.
                                        Miami Theatre LLC
                                           By its Managing Member
                                           IMAX Theatre Holding
                                           (California I) Co.
                                        Nyack Theatre LLC
                                           By its Managing Member
                                           IMAX Theatre Holding (Nyack I) Co.
                                        Parker Pictures Ltd.
                                        Ridefilm Corporation
                                        Sacramento Theatre LLC
                                           By its Managing Member
                                           IMAX Theatre Holding
                                           (California I) Co.
                                        Sonics Associates, Inc.
                                        Starboard Theatres Ltd.

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                                        Tantus Films Ltd.
                                        1329507 Ontario Inc.
                                        924689 Ontario Inc.
                                        IMAX (Titanica) Ltd.
                                        IMAX (Titanic) Inc.
                                        IMAX Music Ltd.
                                        IMAX Film Holding Co.
                                        IMAX Indianapolis LLC
                                        IMAX Providence General Partner Co.
                                        IMAX Providence Limited Partner Co.
                                        IMAX Theatre Holding (California I) Co.
                                        IMAX Theatre Holding (California II) Co.
                                        IMAX Theatre Holding (Nyack I) Co.
                                        IMAX Theatre Holding (Nyack II) Co.
                                        IMAX Theatre Management
                                        (Scottsdale), Inc.
                                        Strategic Sponsorship Corporation
                                        Tantus II Films Ltd.
                                        RPM Pictures Ltd.


                                        By "G. Mary Ruby"
                                           -------------------------------------
                                        Name: G. Mary Ruby
                                        Title: Secretary


                                        By "Edward MacNeil"
                                           -------------------------------------
                                        Name: Edward MacNeil
                                        Title: Vice President


                                        FIRST SUPPLEMENTAL GUARANTORS:

                                        Taurus-Littrow Productions Inc.
                                        3D Sea II Ltd.


                                        By "G. Mary Ruby"
                                           -------------------------------------
                                        Name: G. Mary Ruby
                                        Title: Secretary


                                        By "Edward MacNeil"
                                           -------------------------------------
                                        Name: Edward MacNeil
                                        Title: Vice President

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                                        SECOND SUPPLEMENTAL GUARANTOR:

                                        Big Engine Films Inc.


                                        By "G. Mary Ruby"
                                           -------------------------------------
                                        Name: G. Mary Ruby
                                        Title: Secretary


                                        By "Edward MacNeil"
                                           -------------------------------------
                                        Name: Edward MacNeil
                                        Title: Vice President


                                        FOURTH SUPPLEMENTAL GUARANTORS:

                                        Conversion Films Ltd.
                                        Feathered Films Ltd.
                                        Great Ant Productions Ltd.


                                        By "G. Mary Ruby"
                                           -------------------------------------
                                        Name: G. Mary Ruby
                                        Title: Secretary


                                        By "Edward MacNeil"
                                           -------------------------------------
                                        Name: Edward MacNeil
                                        Title: Vice President

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                                        GUARANTEEING SUBSIDIARY:

                                        ACORN RAIN PRODUCTIONS LTD.


                                        By "G. Mary Ruby"
                                           -------------------------------------
                                        Name: G. Mary Ruby
                                        Title: Secretary


                                        By "Edward MacNeil"
                                           -------------------------------------
                                        Name: Edward MacNeil
                                        Title: Vice President

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                                        TRUSTEE:

                                        U.S. Bank National Association,
                                           As Trustee


                                        By: "Raymond S. Haverstock"
                                            ------------------------------------
                                        Name: Raymond S. Haverstock
                                        Title: Vice President